UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2006

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

One Morningside Drive North, Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 349-4160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure.

On October 3, 2006, at approximately 4:00 p.m. Eastern Daylight Time Vincent A. Wasik, Chairman and Chief Executive Officer of Velocity Express Corporation (the “Company”), and Edward (Ted) W. Stone, Chief Financial Officer of the Company, will host an investor presentation to provide a business update, including an update on the status of the CD&L, Inc. integration (the “Presentation”). Also speaking during the Presentation will be Mark Miller, Managing Director of Alvarez & Marsal Business Consulting LLC. The Presentation will be available live and for replay and can be accessed on the Company’s website at http://www.velocityexpress.com and clicking on “Investor Info/Stock Information”. The webcast can also be accessed at http://www.investorcalendar.com or by phone by dialing 866-585-6398 approximately five minutes prior to the scheduled start time. International callers can dial 416-849-9626. The PowerPoint slides that will be used during the Presentation are attached as Exhibit 99.1 and are incorporated herein by reference.

The information in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	PowerPoint slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2006

Velocity Express Corporation

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	PowerPoint slides.